Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 29, 2021 relating to the financial statements of AeroVironment, Inc. and the effectiveness of AeroVironment, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of AeroVironment, Inc. for the year ended April 30, 2021.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

October 13, 2021